Exhibit 99.1
AMENDMENT NO. 1 TO THE
AGREEMENT AND PLAN OF MERGER
          AMENDMENT NO. 1, dated September 19, 2008 (this “Amendment”), to that certain Agreement and Plan of Merger, dated as of June 7, 2008 (the “Agreement”), by and among Willis Group Holdings Limited, a Bermuda exempted company (“Parent”), Hermes Acquisition Corp., a Virginia corporation (“Merger Sub”), and Hilb Rogal & Hobbs Company, a Virginia corporation (the “Company”).
W I T N E S S E T H:
          WHEREAS, each of Parent, Merger Sub, and the Company agrees that it is in their mutual best interests to enter into this Amendment in accordance with Section 8.2 of the Agreement.
          NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:
     1. Defined Terms. All capitalized terms used herein but not defined herein shall have the meanings set forth in the Agreement.
     2. Amendment to Section 5.14(d). The parties hereby agree that Section 5.14(d) of the Agreement is hereby amended and restated in its entirety to read as follows:
“(d) Prior to the Effective Time, the Board of Directors of the Company shall adopt such resolutions as are necessary to fully vest the participants in the Company’s Retirement Savings Plan in their account balances under such plan effective as of immediately prior to the Effective Time.”
     3. Entire Agreement. Except as set forth herein, all of the terms and conditions of the Agreement shall remain in effect without modification.
     4. Counterparts. This Amendment No. 1 may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that each party need not sign the same counterpart.
     5. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, applicable to contracts executed in and to be performed entirely within that state.
Remainder of Page Intentionally Left Blank

          IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Amendment No. 1 to be executed by their respective officers thereunto duly authorized as of the date first above written.

WILLIS GROUP HOLDINGS LIMITED

By:	/s/ Adam G. Ciongoli Name: Adam G. Ciongoli
Title: Group General Counsel

HERMES ACQUISITION CORP.

By:	/s/ Donald J. Bailey

Name: Donald J. Bailey
Title: President

HILB ROGAL & HOBBS COMPANY

By:	/s/ A. Brent King

Name: A. Brent King
Title: Vice President & General Counsel
Signature Page to Amendment No. 1 to the Agreement and Plan of Merger